UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 13, 2006

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On September 13, 2006, Phase Forward Incorporated, a Delaware corporation (the “Company”) entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) with Lincoln Technologies, Inc., a Massachusetts corporation (“Lincoln”), and Lincoln SR, Inc., as securityholder representative, to amend the terms of the remaining contingent earnout payment for which the securityholders of Lincoln could be eligible in 2007 under the Agreement and Plan of Merger.  Pursuant to the Amendment, the Company agreed to pay the securityholders of Lincoln an aggregate of $3.5 million in cash on December 26, 2007 in satisfaction of the Company’s remaining payment obligations under the Agreement and Plan of Merger.  Specifically, the Amendment reduces, from $4 million to $3.5 million, the final contingent earnout payment for which the securityholders of Lincoln could have been eligible based upon the achievement of certain revenue thresholds, and converts such contingent payment to a fixed obligation due in December 2007.  The terms of the merger are described in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 31, 2005.

Item 9.01            Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Agreement and Plan of Merger by and among Phase Forward, Lincoln and Lincoln SR dated as of September 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

September 15, 2006	By:	/s/ Rodger Weismann
Rodger Weismann Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Agreement and Plan of Merger by and among Phase Forward, Lincoln and Lincoln SR dated as of September 13, 2006